Exhibit 99.1

W6316 Design Drive, Greenville, WI 54942 P.O. Box 1579, Appleton, WI 54912-1579	FOR IMMEDIATE RELEASE FRIDAY, SEPTEMBER 1, 2005 Contact: David J. Vander Zanden Mary Kabacinski President / CEO EVP / CFO 920-882-5602 920-882-5852

SCHOOL SPECIALTY COMPLETES ACQUISITION OF DELTA EDUCATION;

CANADIAN REGULATOR CLEARS BAIN CAPITAL TRANSACTION

Greenville, WI, September 1, 2005—School Specialty (NASDAQ:SCHS), the leading education company providing supplemental learning products to the preK-12 market, today announced that it has completed its acquisition of all of the membership interests of Delta Education, LLC from Wicks Learning Group, LLC, an affiliate of the Wicks Group of Companies L.L.C., a New York-based private equity firm.  The transaction closed on August 31, 2005.

On May 31, 2005, School Specialty signed a definitive merger agreement (the “Merger Agreement”) to be acquired by an affiliate of Bain Capital Partners, LLC (the “Buyer”) for $49.00 per share in cash. School Specialty announced on August 19, 2005 that Thomas H. Lee Partners will join Bain Capital as an investor in the acquisition of the Company. In connection with the proposed Merger, the Assistant Deputy Commissioner of Competition, Mergers Branch, of the Government of Canada, has issued an Advance Ruling Certificate indicating that the waiting period relating to the Merger of School Specialty with and into the Buyer has been terminated.

About School Specialty, Inc.

School Specialty is an education company that provides innovative and proprietary products, programs and services to help educators engage and inspire students of all ages and abilities.

Through each of our leading brands, we design, develop and provide preK-12 educators with the latest and very best resources in the areas of early childhood, arts education, reading and literacy, personal effectiveness and character education, coordinated school health, special learning needs, core academics, and career development as well as classroom essentials and learning environments. Working in collaboration with educators, School Specialty reaches beyond the scope of textbooks to help teachers, guidance counselors and school administrators ensure that every student reaches his or her full potential.

For more information about School Specialty and each of our brands visit http://www.schoolspecialty.com.

About Delta Education

Delta Education is the leading hands-on science publisher in the elementary school market and develops scientifically validated learning materials designed to be effective with students of differing learning styles and differing aptitudes. Delta is the exclusive publisher of Full-Option Science System (“Foss®”), the market leading alternative science education program. Delta’s secondary science offering includes innovative core curricula for grades 6-12, integrating textbooks, lab equipment and teacher support materials as well as supplementary laboratory exercises and educational software. Through EPS, Delta produces materials for reading instruction that are focused on phonics, comprehension, vocabulary development and fluency for grades K-8. EPS offers an extensive list of proprietary reading programs based on the multi-sensory techniques originally developed to teach dyslexic children. These methods have proven effective with students of all abilities and are now widely accepted by educators.

About Bain Capital

Bain Capital (www.baincapital.com) is a global private investment firm that manages several pools of capital including private equity, high-yield assets, mezzanine capital, venture capital and public equity with more than $26 billion in assets under management. Since its inception in 1984, affiliates of Bain Capital have made private equity investments and add-on acquisitions in over 230 companies around the world including such leading education industry companies as Houghton Mifflin, The Learning Company, Jostens Learning and Bright Horizons. Headquartered in Boston, Bain Capital has offices in New York, London and Munich.

About Thomas H. Lee Partners

Thomas H. Lee Partners, L.P. is a Boston-based private equity firm focused on identifying and acquiring substantial ownership positions in growth companies. Founded in 1974, Thomas H. Lee Partners currently manages approximately $12 billion of committed capital, including its most recent fund, the $6.1 billion Thomas H. Lee Equity Fund V. Notable transactions sponsored by the firm include: Axis Capital Holdings, Endurance Specialty Insurance, Fisher Scientific International, General Nutrition Centers, Houghton Mifflin, Michael Foods, Nortek, ProSiebenSat.1, Rayovac, Refco Group, Simmons Company, Snapple Beverage, Transwestern Publishing, Warner Chilcott, and Warner Music Group.

Important Legal Information

To obtain a copy of the Merger Agreement, which has been filed as an exhibit to a Form 8-K filed with the SEC, go to School Specialty’s website, http://www.schoolspecialty.com. In connection with School Specialty's solicitation of proxies with respect to the Special Meeting, School Specialty has filed with the SEC, and furnished to shareholders of School Specialty, a proxy statement dated July 19, 2005 (the “Proxy Statement”) and a supplement to the Proxy Statement on August 23, 2005.  SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND THE SUPPLEMENT DISTRIBUTED TO SHAREHOLDERS BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Shareholders may obtain a free-of-charge copy of the Proxy Statement, the supplement and other relevant documents filed with the SEC from the SEC's website at http://www.sec.gov. Shareholders may also obtain a free-of-charge copy of the Proxy Statement, the supplement and other relevant documents by directing a request by mail or telephone to School Specialty, Inc., W6316 Design Drive, Greenville, Wisconsin 54942, Attention: Chief Financial Officer, Telephone: (920) 734-5712, or from School Specialty's website, http://www.schoolspecialty.com.  School Specialty and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from shareholders of School Specialty in favor of the proposed merger. Information regarding the persons who may be considered "participants" in the solicitation of proxies is set forth in School Specialty's Proxy statement as filed with the SEC. Information regarding certain of these persons and their beneficial ownership of School Specialty common stock as of July 12, 2005 is also set forth in the Proxy Statement.

Cautionary Statement Concerning Forward-Looking Information

Any statements made in this press release about future results of operations, expectations, plans or prospects, including statements regarding completion of the transactions contemplated by the Merger Agreement and the Delta acquisition agreement, constitute forward-looking statements.  Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “should,” “plans,” “targets,” and/or similar expressions.  These forward-looking statements are based on School Specialty’s current estimates and assumptions, and, as such, involve uncertainty and risk.  Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements. School Specialty may not be able to complete the transactions contemplated by the Merger Agreement and the Delta acquisition agreement on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval of the Merger Agreement, the failure of the Buyer to obtain financing, the failure to receive necessary regulatory approvals, the failure to satisfy other closing conditions or the factors described in School Specialty's other filings with the Securities and Exchange Commission, including Exhibit 99.2 to School Specialty's Annual Report on Form 10-K for the fiscal year ended April 30, 2005, which factors are incorporated herein by reference.  Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

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